                                                                       EXHIBIT 5

                                 June 11, 1997


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

(310) 552-8500                                                     C 87007-01331

Standard Pacific Corp.
1565 West MacArthur Boulevard
Costa Mesa, CA  92626

     Re:  Registration Statement on Form S-3
          ----------------------------------

Gentlemen and Mesdames:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") in connection with the registration and sale of up to $20,000,000 aggregate principal amount of the senior and/or subordinated debt securities issuable in various series (the "Debt Securities") of Standard Pacific Corp., a Delaware corporation (the "Company").

     We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities. Based upon the foregoing and in reliance thereon, it is our opinion that, subject to said proceedings being duly taken and completed by the Company prior to the issuance of the Debt Securities, the Debt Securities to be issued by the Company will be, when issued and paid for pursuant to the terms of the Registration Statement and the exhibits thereto, validly issued and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fradulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and remedies generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

Standard Pacific Corp.
June 11, 1997
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectuses which form a part thereof.

                                            Very truly yours,



                                            GIBSON, DUNN & CRUTCHER LLP

CAH/db